Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2022

Highlights of the Company's results for the first quarter of 2022 include the following:

  Net income of $81.7 million, or $1.17 per diluted share
  Organic growth in loans of $269.5 million, or 6.8% annualized (and $350.7 million, or 8.9% annualized, exclusive of PPP loans), during 2022
  Growth in tangible book value of $0.58 per share, or 2.2%, to $26.84 at March 31, 2022, compared with $26.26 at December 31, 2021
  Less than 1% dilution in tangible book value from decrease in unrealized gain on available-for-sale securities
  Improvement in net interest margin of 17bps, from 3.18% last quarter to 3.35% this quarter
  Adjusted return on average assets of 1.31%
  Adjusted return on average tangible common equity of 16.38%
  Continued growth in noninterest bearing deposits, representing 40.18% of total deposits, up from 39.54% at December 31, 2021 and 38.07% a year ago

ATLANTA, April 26, 2022 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $81.7 million, or $1.17 per diluted share, for the quarter ended March 31, 2022, compared with $125.0 million, or $1.79 per diluted share, for the quarter ended March 31, 2021. The Company reported adjusted net income of $75.0 million, or $1.08 per diluted share, for the quarter ended March 31, 2022, compared with $115.7 million, or $1.66 per diluted share, for the same period in 2021. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, gain on bank owned life insurance ("BOLI") proceeds and gain/loss on sale of bank premises.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Solid first quarter results reflect our continued responsible organic growth initiatives. Despite challenging economic conditions and market volatility, we had annualized loan growth, excluding PPP, of 8.9%, our margin expanded by 17 basis points and we maintained our credit quality. We remain focused on tangible book value and have successfully avoided material negative impact on capital from the securities portfolio over this past interest rate cycle. Our results reflect the discipline of our team and the continued opportunities throughout our strong Southeastern footprint."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) continued to increase in the first quarter of 2022, to $173.6 million, compared with $167.9 million for the fourth quarter of 2021 and $166.2 million for the first quarter of 2021. The Company's net interest margin significantly improved to 3.35% for the first quarter of 2022, up from 3.18% reported for the fourth quarter of 2021 but less than 3.57% reported for the first quarter of 2021. Accretion income for the first quarter of 2022 decreased to $1.0 million, compared with $2.8 million for the fourth quarter of 2021 and $6.1 million for the first quarter of 2021.

Yields on loans increased to 4.37% during the first quarter of 2022, compared with 4.26% for the fourth quarter of 2021 and decreased from 4.53% for the first quarter of 2021. Contributing to interest income on loans for the first quarter of 2022 was $19.1 million of interest income on loans from the recent Balboa Capital acquisition, as well as $3.0 million of accelerated fee income on Paycheck Protection Program ("PPP") loan forgiveness, compared with $4.8 million and $8.2 million, respectively, in the fourth quarter of 2021. Loan production in the banking division during the first quarter of 2022 was $805.5 million, with weighted average yields of 5.17%, compared with $1.1 billion and 3.35%, respectively, in the fourth quarter of 2021 and $600.6 million and 3.80%, respectively, in the first quarter of 2021. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.7 billion during the first quarter of 2022, with weighted average yields of 3.63%, compared with $5.5 billion and 3.43%, respectively, during the fourth quarter of 2021 and $7.5 billion and 3.15%, respectively, during the first quarter of 2021.

Interest expense during the first quarter of 2022 decreased to $10.8 million, compared with $11.5 million in the fourth quarter of 2021, and $13.0 million in the first quarter of 2021. The decrease in interest expense was related to continued repricing of deposits as CDs mature and the repayment of remaining borrowings assumed from Balboa Capital in January 2022. The Company's total cost of funds moved one basis point lower to 0.22% in the first quarter of 2022 as compared with the fourth quarter of 2021. Deposit costs decreased one basis point during the first quarter of 2022 to 0.09%, compared with 0.10% in the fourth quarter of 2021. Costs of interest-bearing deposits decreased during the quarter from 0.16% in the fourth quarter of 2021 to 0.14% in the first quarter of 2022.

Noninterest Income
Noninterest income increased $5.1 million, or 6.3%, in the first quarter of 2022 to $86.9 million, compared with $81.8 million for the fourth quarter of 2021, primarily as a result of increased mortgage banking activity, which grew by $2.2 million, or 3.6%, to $62.9 million in the first quarter of 2022, compared with $60.7 million for the fourth quarter of 2021. Excluding the $9.7 million and $4.5 million recovery of servicing right impairment recorded in the first quarter of 2022 and fourth quarter of 2021, respectively, mortgage revenue decreased this quarter by $2.9 million, while expenses in the mortgage division decreased by $3.5 million, for an increased efficiency ratio within that division. Gain on sale spreads decreased to 2.94% in the first quarter of 2022 from 3.27% for the fourth quarter of 2021. Total production in the retail mortgage division decreased to $1.53 billion in the first quarter of 2022, compared with $1.82 billion for the fourth quarter of 2021. The retail mortgage open pipeline was $1.41 billion at the end of the first quarter of 2022, compared with $1.62 billion at December 31, 2021.

Service charge revenue decreased $726,000, or 6.2%, to $11.1 million in the first quarter of 2022, compared with $11.8 million for the fourth quarter of 2021, resulting from a cyclical decrease in volume that is historically lower in the first quarter each year. Other noninterest income increased $3.7 million, or 44.5%, in the first quarter of 2022 to $12.0 million, compared with $8.3 million for the fourth quarter of 2021, primarily as a result of a $2.6 million impact from the newly acquired Balboa Capital. Also contributing to the increase were increases in gains on sale of SBA loans of $761,000 and merchant fee income of $287,000.

Noninterest Expense
Noninterest expense increased $5.5 million, or 3.9%, to $143.8 million during the first quarter of 2022, compared with $138.4 million for the fourth quarter of 2021. During the first quarter of 2022, the Company recorded merger and conversion charges of $977,000 and a net gain of $6,000 related to bank premises, compared with a net gain on bank premises of $126,000 and merger and conversion charges of $4.0 million during the fourth quarter of 2021. Excluding these charges, adjusted expenses increased approximately $8.4 million, or 6.2%, to $142.8 million in the first quarter of 2022, from $134.5 million in the fourth quarter of 2021. The increase in adjusted expenses resulted from absorbing a full quarter of Balboa expenses (acquired in December 2021) and cyclical payroll tax and 401(k) expenses, partially offset by the decrease in mortgage banking expenses.

As shown in the table below, the Company continued to show discipline in noninterest expense control, as all other noninterest expenses increased less than 1%:

	Three Months Ended
	March 31, 2022	December 31, 2021	Change
Balboa Expenses	$ 8,475	$ 1,350	$ 7,125
Payroll Taxes	4,244	1,506	2,738
401(k) Matching Contributions	1,714	494	1,220
Mortgage Expenses	46,902	50,380	(3,478)
All Other Noninterest Expenses	81,514	80,742	772
Adjusted Noninterest Expense	$ 142,849	$ 134,472	$ 8,377

The additional cyclical payroll expenses caused the adjusted efficiency ratio to increase to 56.95% in the first quarter of 2022, compared with 54.85% in the fourth quarter of 2021.

Income Tax Expense
The Company's effective tax rate for the first quarter of 2022 was 25.3%, compared with 23.8% in the fourth quarter of 2021. The increased rate for the first quarter of 2022 was primarily a result of a discrete charge to the Company's state tax liability and an increase in nondeductible merger expenses in the first quarter of 2022.

Balance Sheet Trends
Total assets at March 31, 2022 were $23.56 billion, compared with $23.86 billion at December 31, 2021. Loans, net of unearned income, increased $269.5 million, or 6.8% annualized, to $16.14 billion at March 31, 2022, compared with $15.87 billion at December 31, 2021. As anticipated with seasonal mortgage activity, loans held for sale decreased $353.1 million from $1.25 billion at December 31, 2021 to $901.6 million at March 31, 2022. Loan production in the banking division during the first quarter of 2022 totaled $805.5 million, down 30% from the fourth quarter of 2021 and up 34% from the first quarter of 2021.

At March 31, 2022, total deposits amounted to $19.59 billion, or 97.3% of total funding, compared with $19.67 billion and 95.8%, respectively, at December 31, 2021. At March 31, 2022, noninterest-bearing deposit accounts were $7.87 billion, or 40.2% of total deposits, compared with $7.77 billion, or 39.5% of total deposits, at December 31, 2021. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.62 billion at March 31, 2022, compared with $12.52 billion at December 31, 2021. These funds represented 64.4% of the Company's total deposits at March 31, 2022, compared with 63.6% at the end of 2021, which continues to positively impact the cost of funds sensitivity in a rising rate environment.

Shareholders' equity at March 31, 2022 totaled $3.01 billion, an increase of $40.7 million, or 1.4%, from December 31, 2021. The increase in shareholders' equity was primarily the result of earnings of $81.7 million during the first quarter of 2022, partially offset by dividends declared, share repurchases and the impact to other comprehensive income resulting from rising rates on our investment portfolio. The Company repurchased 312,860 shares of the Company's common stock at a cost of $14.6 million during the first quarter of 2022. The Company recorded dilution of $0.25 per share, or less than 1%, to tangible book value this quarter from other comprehensive income related to the decrease in unrealized gains on the securities portfolio. Tangible book value per share was $26.84 at March 31, 2022, compared with $26.26 at December 31, 2021. Tangible common equity as a percentage of tangible assets was 8.32% at March 31, 2022, compared with 8.05% at the end of 2021.

Credit Quality
Credit quality remains strong in the Company. During the first quarter of 2022, the Company recorded a provision for credit losses of $6.2 million, compared with a provision of $2.8 million in the fourth quarter of 2021. This provision was primarily attributable to growth in unfunded commitments, partially offset by an improvement in expected credit losses on loans. Nonperforming assets as a percentage of total assets increased four basis points to 0.47% during the quarter. This increase was attributable to rebooked GNMA loans which the Company has the right, but not the obligation to repurchase. The net charge-off ratio was nine basis points for the first quarter of 2022, compared with negative one basis point in the fourth quarter of 2021 and 12 basis points in the first quarter of 2021.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Wednesday, April 27, 2022, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 418399. A replay of the call will be available one hour after the end of the conference call until May 11, 2022. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 542280. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 165 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2022	2021	2021	2021	2021
EARNINGS
Net income	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 124,962
Adjusted net income	$ 75,039	$ 81,544	$ 83,861	$ 87,548	$ 115,746

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.18	$ 1.18	$ 1.18	$ 1.27	$ 1.80
Diluted	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 1.79
Adjusted diluted EPS	$ 1.08	$ 1.17	$ 1.20	$ 1.25	$ 1.66
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15
Book value per share (period end)	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56
Tangible book value per share (period end)	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27
Weighted average number of shares
Basic	69,345,735	69,398,594	69,439,845	69,496,666	69,391,734
Diluted	69,660,990	69,738,426	69,756,135	69,791,670	69,740,860
Period end number of shares	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426
Market data
High intraday price	$ 55.62	$ 56.64	$ 53.63	$ 59.85	$ 57.81
Low intraday price	$ 43.56	$ 46.20	$ 44.92	$ 47.44	$ 36.60
Period end closing price	$ 43.88	$ 49.68	$ 51.88	$ 50.63	$ 52.51
Average daily volume	471,858	350,119	392,533	429,233	460,744

PERFORMANCE RATIOS
Return on average assets	1.42%	1.41%	1.47%	1.64%	2.44%
Adjusted return on average assets	1.31%	1.40%	1.51%	1.63%	2.26%
Return on average common equity	11.06%	11.06%	11.27%	12.66%	18.80%
Adjusted return on average tangible common equity	16.38%	16.88%	17.65%	19.46%	27.66%
Earning asset yield (TE)	3.56%	3.39%	3.44%	3.58%	3.85%
Total cost of funds	0.22%	0.23%	0.24%	0.26%	0.30%
Net interest margin (TE)	3.35%	3.18%	3.22%	3.34%	3.57%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	32.05%	31.31%	30.32%	33.78%	39.71%
Efficiency ratio	55.43%	55.66%	57.59%	54.07%	52.59%
Adjusted efficiency ratio (TE)	56.95%	54.85%	56.56%	54.07%	54.62%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.76%	12.43%	12.87%	12.96%	12.87%
Tangible common equity to tangible assets	8.32%	8.05%	8.88%	8.83%	8.62%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.32%	8.05%	8.88%	8.83%	8.62%
Effect of goodwill and other intangibles	4.44%	4.38%	3.99%	4.13%	4.25%
Equity to assets (GAAP)	12.76%	12.43%	12.87%	12.96%	12.87%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,033	2,008	1,821	1,817	1,815
Retail Mortgage Division	714	739	749	759	765
Warehouse Lending Division	10	12	12	12	12
SBA Division	35	34	29	30	29
Premium Finance Division	77	72	67	68	70
Total Ameris Bancorp FTE headcount	2,869	2,865	2,678	2,686	2,691

Assets per Banking Division FTE	$ 11,589	$ 11,882	$ 12,374	$ 12,046	$ 11,806
Branch locations	165	165	165	165	165
Deposits per branch location	$ 118,718	$ 119,185	$ 114,142	$ 110,655	$ 108,339

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AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2022	2021	2021	2021	2021
Interest income
Interest and fees on loans	$ 177,566	$ 170,813	$ 166,358	$ 167,761	$ 171,157
Interest on taxable securities	4,239	5,866	5,296	5,244	6,118
Interest on nontaxable securities	186	156	139	139	141
Interest on deposits in other banks	1,373	1,521	1,244	595	522
Interest on federal funds sold	10	9	9	12	12
Total interest income	183,374	178,365	173,046	173,751	177,950

Interest expense
Interest on deposits	4,092	4,678	5,106	5,775	6,798
Interest on other borrowings	6,738	6,850	6,279	6,124	6,175
Total interest expense	10,830	11,528	11,385	11,899	12,973

Net interest income	172,544	166,837	161,661	161,852	164,977

Provision for loan losses	(2,734)	(13,619)	(3,984)	(899)	(16,579)
Provision for unfunded commitments	9,009	16,388	(5,516)	1,299	(11,839)
Provision for other credit losses	(44)	(10)	(175)	(258)	(173)
Provision for credit losses	6,231	2,759	(9,675)	142	(28,591)
Net interest income after provision for credit losses	166,313	164,078	171,336	161,710	193,568

Noninterest income
Service charges on deposit accounts	11,058	11,784	11,486	11,007	10,829
Mortgage banking activity	62,938	60,723	56,460	70,231	98,486
Other service charges, commissions and fees	939	962	1,154	1,056	1,016
Gain (loss) on securities	(27)	(4)	530	1	(12)
Other noninterest income	12,003	8,304	6,932	6,945	7,654
Total noninterest income	86,911	81,769	76,562	89,240	117,973

Noninterest expense
Salaries and employee benefits	84,281	76,615	79,671	85,505	95,985
Occupancy and equipment	12,727	13,494	11,979	10,812	11,781
Data processing and communications expenses	12,572	11,534	10,681	11,877	11,884
Credit resolution-related expenses(1)	(965)	1,992	377	622	547
Advertising and marketing	1,988	2,381	2,676	1,946	1,431
Amortization of intangible assets	5,181	3,387	3,387	4,065	4,126
Merger and conversion charges	977	4,023	183	—	—
Other noninterest expenses	27,059	24,943	28,242	20,934	23,044
Total noninterest expense	143,820	138,369	137,196	135,761	148,798

Income before income tax expense	109,404	107,478	110,702	115,189	162,743
Income tax expense	27,706	25,534	29,022	26,862	37,781
Net income	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 124,962

Diluted earnings per common share	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 1.79

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Assets
Cash and due from banks	$ 257,316	$ 307,813	$ 239,028	$ 259,729	$ 224,159
Federal funds sold and interest-bearing deposits in banks	3,541,144	3,756,844	3,513,412	3,044,795	2,534,969
Time deposits in other banks	—	—	—	—	249
Investment securities available-for-sale, at fair value	579,204	592,621	684,504	778,167	859,652
Investment securities held-to-maturity, at amortized cost	91,454	79,850	64,451	29,055	—
Other investments	49,395	47,552	27,619	27,621	27,620
Loans held for sale	901,550	1,254,632	1,435,805	1,210,589	1,509,528

Loans, net of unearned income	16,143,801	15,874,258	14,824,539	14,780,791	14,599,805
Allowance for credit losses	(161,251)	(167,582)	(171,213)	(175,070)	(178,570)
Loans, net	15,982,550	15,706,676	14,653,326	14,605,721	14,421,235

Other real estate owned	1,910	3,810	4,594	5,775	8,841
Premises and equipment, net	224,293	225,400	226,430	229,994	231,550
Goodwill	1,022,345	1,012,620	928,005	928,005	928,005
Other intangible assets, net	120,757	125,938	60,396	63,783	67,848
Cash value of bank owned life insurance	332,914	331,146	279,389	277,839	176,575
Other assets	455,460	413,419	416,182	425,858	436,896
Total assets	$ 23,560,292	$ 23,858,321	$ 22,533,141	$ 21,886,931	$ 21,427,127

Liabilities
Deposits
Noninterest-bearing	$ 7,870,207	$ 7,774,823	$ 7,616,728	$ 6,983,761	$ 6,804,776
Interest-bearing	11,718,234	11,890,730	11,216,761	11,274,236	11,071,097
Total deposits	19,588,441	19,665,553	18,833,489	18,257,997	17,875,873
Federal funds purchased and securities sold under agreements to repurchase	2,065	5,845	4,502	5,544	9,320
Other borrowings	425,520	739,879	425,375	425,303	425,231
Subordinated deferrable interest debentures	126,827	126,328	125,830	125,331	124,833
Other liabilities	410,280	354,265	243,175	235,752	234,274
Total liabilities	20,553,133	20,891,870	19,632,371	19,049,927	18,669,531

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,212	72,017	72,016	72,008	71,954
Capital stock	1,928,702	1,924,813	1,922,964	1,920,566	1,917,990
Retained earnings	1,077,725	1,006,436	934,979	863,828	785,984
Accumulated other comprehensive income (loss), net of tax	(1,841)	15,590	21,885	25,024	26,090
Treasury stock	(69,639)	(52,405)	(51,074)	(44,422)	(44,422)
Total shareholders' equity	3,007,159	2,966,451	2,900,770	2,837,004	2,757,596
Total liabilities and shareholders' equity	$ 23,560,292	$ 23,858,321	$ 22,533,141	$ 21,886,931	$ 21,427,127

Other Data
Earning assets	$ 21,306,548	$ 21,605,757	$ 20,550,330	$ 19,871,018	$ 19,531,823
Intangible assets	1,143,102	1,138,558	988,401	991,788	995,853
Interest-bearing liabilities	12,272,646	12,762,782	11,772,468	11,830,414	11,630,481
Average assets	23,275,654	23,054,847	22,087,642	21,538,894	20,734,414
Average common shareholders' equity	2,994,652	2,939,507	2,874,691	2,798,269	2,695,005

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Allowance for Credit Losses
Balance at beginning of period	$ 200,981	$ 188,234	$ 197,782	$ 200,241	$ 233,105

Acquired allowance for purchased credit deteriorated loans	—	9,432	—	—	—

Provision for loan losses	(2,734)	(13,619)	(3,984)	(899)	(16,579)
Provision for unfunded commitments	9,009	16,388	(5,516)	1,299	(11,839)
Provision for other credit losses	(44)	(10)	(175)	(258)	(173)
Provision for credit losses	6,231	2,759	(9,675)	142	(28,591)

Charge-offs	8,579	3,367	3,537	7,138	7,574
Recoveries	4,982	3,923	3,664	4,537	3,301
Net charge-offs	3,597	(556)	(127)	2,601	4,273

Ending balance	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 200,241

Allowance for loan losses	$ 161,251	$ 167,582	$ 171,213	$ 175,070	$ 178,570
Allowance for unfunded commitments	42,194	33,185	16,797	22,313	21,014
Allowance for other credit losses	170	214	224	399	657
Total allowance for credit losses	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 200,241

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 4,414	$ 1,003	$ 858	$ 3,529	$ 2,370
Consumer installment	1,425	1,484	1,647	1,669	1,448
Indirect automobile	88	40	178	141	829
Premium Finance	1,369	526	605	1,194	1,343
Real estate - construction and development	—	21	—	186	26
Real estate - commercial and farmland	1,283	220	210	27	1,395
Real estate - residential	—	73	39	392	163
Total charge-offs	8,579	3,367	3,537	7,138	7,574

Recoveries
Commercial, financial and agricultural	2,896	2,389	1,986	625	727
Consumer installment	158	172	199	212	356
Indirect automobile	275	329	278	372	700
Premium Finance	1,247	633	649	2,466	1,122
Real estate - construction and development	218	210	45	84	167
Real estate - commercial and farmland	37	81	266	185	41
Real estate - residential	151	109	241	593	188
Total recoveries	4,982	3,923	3,664	4,537	3,301

Net charge-offs	$ 3,597	$ (556)	$ (127)	$ 2,601	$ 4,273

Non-Performing Assets
Nonaccrual loans	$ 102,597	$ 85,266	$ 58,932	$ 59,921	$ 71,189
Other real estate owned	1,910	3,810	4,594	5,775	8,841
Repossessed assets	139	84	152	226	840
Accruing loans delinquent 90 days or more	6,584	12,711	7,472	4,874	5,097
Total non-performing assets	$ 111,230	$ 101,871	$ 71,150	$ 70,796	$ 85,967

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.47%	0.43%	0.32%	0.32%	0.40%
Net charge-offs as a percent of average loans (annualized)	0.09%	(0.01)%	—%	0.07%	0.12%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Loans by Type
Commercial, financial and agricultural	$ 1,836,663	$ 1,875,993	$ 1,217,575	$ 1,406,421	$ 1,611,029
Consumer installment	173,642	191,298	207,111	229,411	257,097
Indirect automobile	214,120	265,779	325,057	397,373	482,637
Mortgage warehouse	732,375	787,837	768,577	841,347	880,216
Municipal	547,926	572,701	624,430	647,578	659,228
Premium Finance	819,163	798,409	840,737	780,328	706,379
Real estate - construction and development	1,577,215	1,452,339	1,454,824	1,527,883	1,533,234
Real estate - commercial and farmland	6,924,475	6,834,917	6,409,704	6,051,472	5,616,826
Real estate - residential	3,318,222	3,094,985	2,976,524	2,898,978	2,853,159
Total loans	$ 16,143,801	$ 15,874,258	$ 14,824,539	$ 14,780,791	$ 14,599,805

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$ 868	$ 1,286	$ 1,683	$ 1,038	$ 930
Consumer installment	13	16	22	28	27
Indirect automobile	893	1,037	1,284	1,647	1,931
Premium Finance	162	—	—	—	—
Real estate - construction and development	725	789	887	898	501
Real estate - commercial and farmland	17,161	35,575	43,895	46,025	43,398
Real estate - residential	24,664	26,879	29,521	31,570	33,324
Total accruing troubled debt restructurings	$ 44,486	$ 65,582	$ 77,292	$ 81,206	$ 80,111
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$ 72	$ 83	$ 112	$ 805	$ 854
Consumer installment	31	35	38	43	53
Indirect automobile	221	273	297	301	321
Real estate - construction and development	11	13	271	301	706
Real estate - commercial and farmland	788	5,924	6,715	7,103	2,233
Real estate - residential	4,341	4,678	2,687	2,515	2,818
Total nonaccrual troubled debt restructurings	$ 5,464	$ 11,006	$ 10,120	$ 11,068	$ 6,985
Total troubled debt restructurings	$ 49,950	$ 76,588	$ 87,412	$ 92,274	$ 87,096

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 15,899,956	$ 15,614,323	$ 14,562,058	$ 14,477,905	$ 14,204,219
Grade 6 - Other assets especially mentioned	51,670	78,957	87,757	100,750	135,213
Grade 7 - Substandard	192,175	180,978	174,724	202,134	260,369
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	2	4
Total loans	$ 16,143,801	$ 15,874,258	$ 14,824,539	$ 14,780,791	$ 14,599,805

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Earning Assets
Federal funds sold	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000
Interest-bearing deposits in banks	3,393,238	3,719,878	3,082,413	2,461,092	2,145,403
Time deposits in other banks	—	—	—	244	249
Investment securities - taxable	623,498	698,915	757,278	811,234	910,834
Investment securities - nontaxable	29,605	22,639	19,053	18,225	19,225
Other investments	47,872	31,312	27,622	27,620	27,516
Loans held for sale	1,097,098	1,365,886	1,497,320	1,705,167	1,284,821
Loans	15,821,397	15,119,752	14,685,878	14,549,104	14,453,975
Total Earning Assets	$ 21,032,708	$ 20,978,382	$ 20,089,564	$ 19,592,686	$ 18,862,023

Deposits
Noninterest-bearing deposits	$ 7,658,451	$ 7,600,284	$ 7,168,717	$ 6,874,471	$ 6,412,268
NOW accounts	3,684,772	3,651,595	3,447,909	3,314,334	3,182,245
MMDA	5,240,922	5,209,653	4,966,492	4,872,500	4,761,279
Savings accounts	973,724	928,954	908,189	876,887	823,039
Retail CDs	1,774,016	1,827,852	1,919,184	2,005,265	2,066,410
Brokered CDs	—	—	511	1,000	1,000
Total Deposits	19,331,885	19,218,338	18,411,002	17,944,457	17,246,241
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	4,020	5,559	5,133	6,883	9,284
FHLB advances	48,786	48,828	48,866	48,910	48,951
Other borrowings	443,657	468,058	376,489	376,376	376,260
Subordinated deferrable interest debentures	126,563	126,067	125,567	125,068	124,574
Total Non-Deposit Funding	623,026	648,512	556,055	557,237	559,069
Total Funding	$ 19,954,911	$ 19,866,850	$ 18,967,057	$ 18,501,694	$ 17,805,310

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Interest Income
Federal funds sold	$ 10	$ 9	$ 9	$ 12	$ 12
Interest-bearing deposits in banks	1,373	1,521	1,244	594	521
Time deposits in other banks	—	—	—	1	1
Investment securities - taxable	4,239	5,866	5,296	5,244	6,118
Investment securities - nontaxable (TE)	235	198	176	176	178
Loans held for sale	8,132	9,433	10,618	11,773	10,827
Loans (TE)	170,398	162,415	156,861	157,112	161,473
Total Earning Assets	$ 184,387	$ 179,442	$ 174,204	$ 174,912	$ 179,130

Accretion income (included above)	$ 1,006	$ 2,812	$ 2,948	$ 4,462	$ 6,127

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 824	$ 864	$ 808	$ 816	$ 926
MMDA	1,643	1,971	1,970	1,908	1,998
Savings accounts	133	128	129	122	124
Retail CDs	1,492	1,715	2,195	2,921	3,744
Brokered CDs	—	—	4	8	6
Total Interest-Bearing Deposits	4,092	4,678	5,106	5,775	6,798
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	3	4	4	5	7
FHLB advances	190	195	195	193	192
Other borrowings	5,164	5,317	4,640	4,683	4,638
Subordinated deferrable interest debentures	1,381	1,334	1,440	1,243	1,338
Total Non-Deposit Funding	6,738	6,850	6,279	6,124	6,175
Total Interest-Bearing Funding	$ 10,830	$ 11,528	$ 11,385	$ 11,899	$ 12,973

Net Interest Income (TE)	$ 173,557	$ 167,914	$ 162,819	$ 163,013	$ 166,157

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2022	2021	2021	2021	2021
Earning Assets
Federal funds sold	0.20%	0.18%	0.18%	0.24%	0.24%
Interest-bearing deposits in banks	0.16%	0.16%	0.16%	0.10%	0.10%
Time deposits in other banks	—%	—%	—%	1.64%	1.63%
Investment securities - taxable	2.76%	3.33%	2.77%	2.59%	2.72%
Investment securities - nontaxable (TE)	3.22%	3.47%	3.66%	3.87%	3.75%
Loans held for sale	3.01%	2.74%	2.81%	2.77%	3.42%
Loans (TE)	4.37%	4.26%	4.24%	4.33%	4.53%
Total Earning Assets	3.56%	3.39%	3.44%	3.58%	3.85%

Interest-Bearing Deposits
NOW accounts	0.09%	0.09%	0.09%	0.10%	0.12%
MMDA	0.13%	0.15%	0.16%	0.16%	0.17%
Savings accounts	0.06%	0.05%	0.06%	0.06%	0.06%
Retail CDs	0.34%	0.37%	0.45%	0.58%	0.73%
Brokered CDs	—%	—%	3.11%	3.21%	2.43%
Total Interest-Bearing Deposits	0.14%	0.16%	0.18%	0.21%	0.25%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.30%	0.29%	0.31%	0.29%	0.31%
FHLB advances	1.58%	1.58%	1.58%	1.58%	1.59%
Other borrowings	4.72%	4.51%	4.89%	4.99%	5.00%
Subordinated deferrable interest debentures	4.43%	4.20%	4.55%	3.99%	4.36%
Total Non-Deposit Funding	4.39%	4.19%	4.48%	4.41%	4.48%
Total Interest-Bearing Liabilities	0.36%	0.37%	0.38%	0.41%	0.46%

Net Interest Spread	3.20%	3.02%	3.06%	3.17%	3.39%

Net Interest Margin(2)	3.35%	3.18%	3.22%	3.34%	3.57%

Total Cost of Funds(3)	0.22%	0.23%	0.24%	0.26%	0.30%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2022	2021	2021	2021	2021
Net income available to common shareholders	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 124,962

Adjustment items:
Merger and conversion charges	977	4,023	183	—	—
Servicing right impairment (recovery)	(9,654)	(4,540)	1,398	(749)	(10,639)
Gain on BOLI proceeds	—	—	—	—	(603)
(Gain) loss on bank premises	(6)	(126)	1,136	(236)	(264)
Tax effect of adjustment items (Note 1)	2,024	243	(536)	206	2,290
After tax adjustment items	(6,659)	(400)	2,181	(779)	(9,216)
Adjusted net income	$ 75,039	$ 81,544	$ 83,861	$ 87,548	$ 115,746

Weighted average number of shares - diluted	69,660,990	69,738,426	69,756,135	69,791,670	69,740,860
Net income per diluted share	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 1.79
Adjusted net income per diluted share	$ 1.08	$ 1.17	$ 1.20	$ 1.25	$ 1.66

Average assets	$ 23,275.654	$ 23,054.847	$ 22,087.642	$ 21,538,894	$ 20,734,414
Return on average assets	1.42%	1.41%	1.47%	1.64%	2.44%
Adjusted return on average assets	1.31%	1.40%	1.51%	1.63%	2.26%

Average common equity	$ 2,994.652	$ 2,939.507	$ 2,874.691	$ 2,798,269	$ 2,695,005
Average tangible common equity	$ 1,857,713	$ 1,916,783	$ 1,884,622	$ 1,804,324	$ 1,696,946
Return on average common equity	11.06%	11.06%	11.27%	12.66%	18.80%
Adjusted return on average tangible common equity	16.38%	16.88%	17.65%	19.46%	27.66%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 1Q22, 4Q21 and 3Q21 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Adjusted Noninterest Expense
Total noninterest expense	$ 143,820	$ 138,369	$ 137,196	$ 135,761	$ 148,798
Adjustment items:
Merger and conversion charges	(977)	(4,023)	(183)	—	—
Gain (loss) on bank premises	6	126	(1,136)	236	264
Adjusted noninterest expense	$ 142,849	$ 134,472	$ 135,877	$ 135,997	$ 149,062

Total Revenue
Net interest income	$ 172,544	$ 166,837	$ 161,661	$ 161,852	$ 164,977
Noninterest income	86,911	81,769	76,562	89,240	117,973
Total revenue	$ 259,455	$ 248,606	$ 238,223	$ 251,092	$ 282,950

Adjusted Total Revenue
Net interest income (TE)	$ 173,557	$ 167,914	$ 162,819	$ 163,013	$ 166,157
Noninterest income	86,911	81,769	76,562	89,240	117,973
Total revenue (TE)	260,468	249,683	239,381	252,253	284,130
Adjustment items:
(Gain) loss on securities	27	4	(530)	(1)	12
Gain on BOLI proceeds	—	—	—	—	(603)
Servicing right impairment (recovery)	(9,654)	(4,540)	1,398	(749)	(10,639)
Adjusted total revenue (TE)	$ 250,841	$ 245,147	$ 240,249	$ 251,503	$ 272,900

Efficiency ratio	55.43%	55.66%	57.59%	54.07%	52.59%
Adjusted efficiency ratio (TE)	56.95%	54.85%	56.56%	54.07%	54.62%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2022	2021	2021	2021	2021
Total shareholders' equity	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 2,757,596
Less:
Goodwill	1,022,345	1,012,620	928,005	928,005	928,005
Other intangibles, net	120,757	125,938	60,396	63,783	67,848
Total tangible shareholders' equity	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,761,743

Period end number of shares	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426
Book value per share (period end)	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56
Tangible book value per share (period end)	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
Banking Division
Net interest income	$ 133,745	$ 120,572	$ 113,524	$ 110,670	$ 112,816
Provision for credit losses	5,226	4,565	(9,578)	(3,949)	(23,904)
Noninterest income	21,364	18,859	17,896	16,171	16,738
Noninterest expense
Salaries and employee benefits	49,195	36,522	40,020	37,814	42,723
Occupancy and equipment expenses	11,074	11,699	10,196	9,050	10,120
Data processing and telecommunications expenses	11,230	10,162	9,159	10,280	10,201
Other noninterest expenses	20,045	24,048	21,723	18,763	19,710
Total noninterest expense	91,544	82,431	81,098	75,907	82,754
Income before income tax expense	58,339	52,435	59,900	54,883	70,704
Income tax expense	16,996	14,010	17,784	14,196	18,456
Net income	$ 41,343	$ 38,425	$ 42,116	$ 40,687	$ 52,248

Retail Mortgage Division
Net interest income	$ 19,295	$ 19,912	$ 21,289	$ 22,533	$ 18,984
Provision for credit losses	1,587	175	1,678	5,647	(4,553)
Noninterest income	61,649	59,650	55,555	69,055	97,640
Noninterest expense
Salaries and employee benefits	31,614	36,787	36,373	44,798	49,838
Occupancy and equipment expenses	1,471	1,587	1,590	1,553	1,476
Data processing and telecommunications expenses	1,172	1,213	1,357	1,435	1,546
Other noninterest expenses	12,645	10,793	11,675	7,638	8,189
Total noninterest expense	46,902	50,380	50,995	55,424	61,049
Income before income tax expense	32,455	29,007	24,171	30,517	60,128
Income tax expense	6,815	6,092	5,076	6,408	12,627
Net income	$ 25,640	$ 22,915	$ 19,095	$ 24,109	$ 47,501

Warehouse Lending Division
Net interest income	$ 6,447	$ 8,063	$ 8,712	$ 8,720	$ 9,906
Provision for credit losses	(222)	77	(291)	(155)	(145)
Noninterest income	1,401	1,253	1,037	1,333	980
Noninterest expense
Salaries and employee benefits	283	258	264	278	330
Occupancy and equipment expenses	1	1	—	1	1
Data processing and telecommunications expenses	47	56	59	68	49
Other noninterest expenses	218	227	200	30	33
Total noninterest expense	549	542	523	377	413
Income before income tax expense	7,521	8,697	9,517	9,831	10,618
Income tax expense	1,579	1,827	1,999	2,064	2,230
Net income	$ 5,942	$ 6,870	$ 7,518	$ 7,767	$ 8,388

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2022	2021	2021	2021	2021
SBA Division
Net interest income	$ 6,011	$ 11,319	$ 10,699	$ 12,882	$ 16,635
Provision for credit losses	(143)	(663)	(1,104)	(607)	(547)
Noninterest income	2,491	2,002	2,070	2,677	2,611
Noninterest expense
Salaries and employee benefits	1,271	1,217	1,320	937	1,382
Occupancy and equipment expenses	99	121	116	132	106
Data processing and telecommunications expenses	28	28	18	—	1
Other noninterest expenses	380	645	370	284	295
Total noninterest expense	1,778	2,011	1,824	1,353	1,784
Income before income tax expense	6,867	11,973	12,049	14,813	18,009
Income tax expense	1,442	2,514	2,530	3,111	3,782
Net income	$ 5,425	$ 9,459	$ 9,519	$ 11,702	$ 14,227

Premium Finance Division
Net interest income	$ 7,046	$ 6,971	$ 7,437	$ 7,047	$ 6,636
Provision for credit losses	(217)	(1,395)	(380)	(794)	558
Noninterest income	6	5	4	4	4
Noninterest expense
Salaries and employee benefits	1,918	1,831	1,694	1,678	1,712
Occupancy and equipment expenses	82	86	77	76	78
Data processing and telecommunications expenses	95	75	88	94	87
Other noninterest expenses	952	1,013	897	852	921
Total noninterest expense	3,047	3,005	2,756	2,700	2,798
Income before income tax expense	4,222	5,366	5,065	5,145	3,284
Income tax expense	874	1,091	1,633	1,083	686
Net income	$ 3,348	$ 4,275	$ 3,432	$ 4,062	$ 2,598

Total Consolidated
Net interest income	$ 172,544	$ 166,837	$ 161,661	$ 161,852	$ 164,977
Provision for credit losses	6,231	2,759	(9,675)	142	(28,591)
Noninterest income	86,911	81,769	76,562	89,240	117,973
Noninterest expense
Salaries and employee benefits	84,281	76,615	79,671	85,505	95,985
Occupancy and equipment expenses	12,727	13,494	11,979	10,812	11,781
Data processing and telecommunications expenses	12,572	11,534	10,681	11,877	11,884
Other noninterest expenses	34,240	36,726	34,865	27,567	29,148
Total noninterest expense	143,820	138,369	137,196	135,761	148,798
Income before income tax expense	109,404	107,478	110,702	115,189	162,743
Income tax expense	27,706	25,534	29,022	26,862	37,781
Net income	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 124,962

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514